Exhibit 99.1
Granite Ridge Resources, Inc. Reports First Quarter 2026 Results and Declares Quarterly Cash Dividend

Dallas, Texas, May 7, 2026 – Granite Ridge Resources, Inc. (“Granite Ridge” or the “Company”) (NYSE: GRNT) today reported financial and operating results for the first quarter of 2026.
First Quarter 2026 Highlights
•Grew daily production 18% to 34,467 barrels of oil equivalent (“Boe”) per day (48% oil), from 29,245 Boe per day for the first quarter of 2025.
•Reported net loss of $47.0 million, or $0.36 net loss per share, versus net income of $9.8 million, or $0.07 net income per diluted share, for the prior year period. Adjusted Net Income (non-GAAP) totaled $3.1 million, or $0.02 Adjusted Earnings Per Diluted Share (non-GAAP).
•Generated $71.0 million of Adjusted EBITDAX (non-GAAP).
•Invested $58.3 million in development capital expenditures and $10.1 million in acquisition capital to capture high quality drilling opportunities.
•Placed 1.4 net wells online.
•Paid dividend of $0.11 per share of common stock.
•Maintained Net Debt to Trailing Twelve Months Adjusted EBITDAX (non-GAAP) of 1.3x.
•Subsequent to quarter end, the Company’s Board of Directors declared a regular quarterly dividend of $0.11 per share payable on June 12, 2026 to shareholders of record as of May 29, 2026. Future declarations of dividends are subject to approval by the Board of Directors.
See “Supplemental Non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as a reconciliation of these measures to the associated GAAP (as defined herein) measures.

Tyler Farquharson, President and CEO of Granite Ridge, commented, "We believe our first quarter demonstrated the capability of our asset base. Well performance across multiple basins exceeded our internal forecasts, highlighted by robust initial production from recently turned-in-line wells in the Permian, a direct validation of the high-graded drilling inventory our Operated Partnership program is designed to capture.

"The current commodity environment is dynamic, but our approach has not changed. We underwrite every opportunity to a 25% target IRR at strip pricing, a threshold our portfolio has consistently cleared across a range of commodity price environments, and we allocate capital toward the highest return opportunities available to us. The pipeline of acquisition and drilling opportunities generated by our Operated Partnership model is among the strongest we have seen, and we will continue to evaluate the opportunity set with discipline as the year progresses.

"Longer term, Granite Ridge is approaching an important inflection. As our production base matures and development capital aligns more closely with cash flow, we are positioned to generate meaningful free cash flow over the coming years. That trajectory, combined with our low leverage, robust hedge book, and ample liquidity, supports our commitment to delivering durable returns to shareholders."

Financial Results

Oil and natural gas sales for the first quarter of 2026 were $128.3 million. Net loss was $47.0 million, or $0.36 per diluted share, driven primarily by a $60.2 million non-cash mark to market loss on the Company’s hedge portfolio and an $11.2 million non-cash impairment. Excluding non-cash and special items, Adjusted Net Income (non-GAAP) was $3.1 million, or $0.02 per diluted share.

Adjusted EBITDAX (non-GAAP) for the first quarter of 2026 totaled $71.0 million, compared to $91.4 million for the first quarter of 2025. Cash flow from operating activities was $58.3 million, including $3.4 million in working capital changes. Operating Cash Flow Before Working Capital Changes (non-GAAP) was $61.7 million.

Production Results

First quarter 2026 oil production volumes totaled 16,433 barrels (“Bbls”) per day, an 11% increase from the first quarter of 2025. Natural gas production for the first quarter of 2026 totaled 108,200 thousand cubic feet of natural gas (“Mcf”) per day, a 24% increase from the first quarter of 2025. The Company’s daily production for the first quarter of 2026 grew 18% from the first quarter of the prior year to 34,467 Boe per day.

Oil, Natural Gas and Related Product Sales

The Company’s average realized price for oil and natural gas for the first quarter of 2026, excluding the effect of commodity derivatives, was $69.94 per Bbl and $2.55 per Mcf, respectively, compared to $69.18 per Bbl and $3.97 per Mcf realized in the first quarter of 2025.

Operating Costs

Lease operating expenses were $29.7 million in the first quarter of 2026, or $9.57 per Boe, a 55% increase on a per unit basis compared to the first quarter of 2025 as a result of increased saltwater disposal costs due to higher water cuts and flowback operations, surface equipment rentals, contract labor, and nonrecurring recognition of minimum volume commitment delinquencies. Production and ad valorem taxes were $8.2 million for the quarter, or 6.4% of oil and natural gas sales. During the quarter, general and administrative expenses totaled $9.1 million, or $2.93 per Boe, inclusive of $1.4 million of non-cash stock-based compensation.

Capital Expenditures and Operational Activity

Capital expenditures for the quarter were $68.4 million comprised of $58.3 million of development capital and $10.1 million of property acquisition costs. The Company closed 17 acquisitions in the Delaware and Utica Basins, adding an aggregate inventory of 3.0 net undeveloped locations.

The table below provides the costs incurred for oil and natural gas producing activities for the periods indicated:

	Three Months Ended March 31,
(in thousands)	2026	2025
Property acquisition costs:
Proved	$589	$13,341
Unproved	9,552	21,021
Development costs	58,296	71,402
Total costs incurred for oil and natural gas properties	$68,437	$105,764

The Company had 1.4 net wells turned in-line (“TIL”) during the first quarter 2026, compared to 13.7 net wells TIL in the first quarter of 2025. Granite Ridge saw strong well performance across multiple basins, highlighted by robust initial production from recently TIL wells in the Permian Basin.

The table below provides a summary of gross and net wells completed and TIL for the first quarter 2026:

	Three Months Ended March 31, 2026
	Gross	Net
Permian	19	1.1
Eagle Ford	3	0.1
Bakken	2	—
Haynesville	1	0.1
DJ	6	—
Appalachian	6	0.1
Total	37	1.4

On March 31, 2026, the Company had 196 gross (17.1 net) wells in process.

Liquidity and Capital Resources

As of March 31, 2026, Granite Ridge had $350.0 million of principal debt outstanding on 8.875% senior unsecured notes and $90.0 million of debt outstanding under our senior secured revolving credit agreement (as amended, the “Credit Agreement”). We had $314.8 million of liquidity as of March 31, 2026, consisting of $284.7 million of committed borrowing availability under the Credit Agreement and $30.1 million of cash on hand.

Commodity Derivatives Update
The Company’s commodity derivatives strategy is intended to manage its exposure to commodity price fluctuations. Please see the table under “Derivatives Information” below for detailed information about Granite Ridge’s current derivatives positions.

2026 Guidance

The following table summarizes the Company’s revised operational and financial guidance for 2026.

2026 Guidance
Annual production (Boe per day)	34,000 - 36,000
Oil production (% of total production)	50% - 52%
Acquisitions ($ in millions)	$45 - $55
Development capital expenditures ($ in millions)	$300 - $330
Total capital expenditures ($ in millions)	$345 - $385
Lease operating expenses (per Boe)	$7.75 - $8.75
Production and ad valorem taxes (% of total revenue)	6% - 7%
Cash general and administrative expense ($ in millions)	$25 - $27
Conference Call
Granite Ridge will host a conference call on May 8, 2026, at 10:00 AM Central Time (11:00 AM Eastern Time) to discuss its first quarter 2026 results. A brief Q&A session will immediately follow the discussion. The webcast information, telephone number and passcode to access the conference call are provided below:
When:         Friday, May 8, 2026, at 10:00 a.m. CT
Where:         https://ir.graniteridge.com
Webcast:    To access the webcast, please go to this link: Registration
Dial-in / Q&A
Participation:    United States (Local): +1-585-542-9983
United States (Toll-Free): +1-833-461-5787
Meeting ID: 421867451
Passcode: 213236

Participants can also pre-register here: Q&A Registration to avoid any wait times when dialing in.
Upcoming Investor Events

Granite Ridge management will also be participating in the following upcoming investor events:
•Stifel Cross Sector Insights Conference (Boston, MA) - June 2-3, 2026
•Sidoti Small-Cap Investor Conference (Virtual) - June 17-18, 2026
•Enercom Denver - The Energy Investment Conference (Denver, CO) - August 17-19, 2026

Any investor presentations to be used for such events will be posted prior to the respective event on Granite Ridge’s website. Information on Granite Ridge’s website does not constitute a portion of, and is not incorporated by reference into this press release.

About Granite Ridge
Granite Ridge is a scaled energy company which aims to provide shareholders with exposure similar to energy private equity through operated partnerships and traditional non-operated assets. We own assets in six prolific unconventional basins across the United States. We aim to deliver a diversified portfolio with best-in-class full cycle returns by investing in a large number of high-graded deals developed by proven public and private operators. We focus on success as measured by total shareholder returns, which we seek to balance with a low leverage profile. For more information, visit Granite Ridge’s website at www.graniteridge.com.
Forward-Looking Statements and Cautionary Statements
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release regarding, without limitation, Granite Ridge’s 2026 outlook, financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, industry conditions, indebtedness covenant compliance, capital expenditures, production and cash flows are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Granite Ridge’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in Granite Ridge’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, changes in current or future commodity prices and interest rates, supply chain disruptions, infrastructure constraints and related factors affecting our properties, ability to acquire additional development opportunities and potential or pending acquisition transactions, as well as the effects of such acquisitions on the Company’s cash position and levels of indebtedness, changes in reserves estimates or the value thereof, operational risks including, but not limited to, the pace of drilling and completions activity on our properties, changes in the markets in which Granite Ridge competes, geopolitical risk and changes in applicable laws, legislation, or regulations, including those relating to environmental matters, cyber-related risks, the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate and that any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of Granite Ridge’s reserves, the outcome of any known and unknown litigation and regulatory proceedings, limited liquidity and trading of Granite Ridge’s securities, acts of war, terrorism or uncertainty regarding the effects and duration of global hostilities, including the Israel-Hamas conflict, the Russia-Ukraine war, the conflict in Iran, continued instability in the Middle East, and any associated armed conflicts or related sanctions which may disrupt commodity prices and create instability in the financial markets, and market conditions and global, regulatory, technical, and economic factors beyond Granite Ridge’s control, including the potential adverse effects of world health events, affecting capital markets, general economic conditions, global supply chains, uncertainties with respect to trade policies (including the imposition of tariffs) and Granite Ridge’s business and operations, increasing regulatory and investor emphasis on, and attention to, environmental, social and governance matters, our ability to establish and maintain effective internal control over financial reporting, and the other risks described under the heading “Item 1A. Risk Factors” in Granite Ridge’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”), as updated by any subsequent Quarterly Reports on Form 10-Q that Granite Ridge files with the SEC.

Granite Ridge has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Granite Ridge’s control. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Granite Ridge does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

Use of Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), this press release contains certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Income, Adjusted Earnings Per Share, Adjusted EBITDAX, Trailing Twelve Months Adjusted EBITDAX, Operating Cash Flow Before Working Capital Changes, and Net Debt.
See “Supplemental Non-GAAP Financial Measures” below for a description and reconciliation of each non-GAAP measure presented in this press release to the most directly comparable financial measure calculated in accordance with GAAP.

Granite Ridge Resources Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value and share data)	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash	$30,056	$14,846
Revenue receivable	90,809	74,166
Advances to operators	2,500	2,682
Prepaid and other current assets	1,400	2,251
Derivative assets - commodity derivatives	1,706	13,978
Equity investments	17,635	10,960
Total current assets	144,106	118,883
Property and equipment:
Oil and gas properties, successful efforts method	1,953,601	1,897,388
Accumulated depletion	(912,560)	(857,832)
Total property and equipment, net	1,041,041	1,039,556
Long-term assets:
Derivative assets - commodity derivatives	3,221	3,743
Other long-term assets	5,505	5,889
Total long-term assets	8,726	9,632
Total assets	$1,193,873	$1,168,071
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$80,178	$76,847
Current portion of long-term debt	26,250	17,500
Derivative liabilities - commodity derivatives	42,255	24
Other liabilities	7,043	810
Total current liabilities	155,726	95,181
Long-term liabilities:
Long-term debt, net	400,022	367,832
Derivative liabilities - commodity derivatives	5,159	—
Asset retirement obligations	12,320	11,968
Deferred tax liability	73,682	87,330
Other long-term payables	1,328	—
Total long-term liabilities	492,511	467,130
Total liabilities	648,237	562,311
Stockholders' equity:
Common stock, $0.0001 par value, 431,000,000 shares authorized, 137,601,731 and 136,941,978 issued at March 31, 2026 and December 31, 2025, respectively	14	14
Additional paid-in capital	660,626	659,228
Retained earnings (accumulated deficit)	(78,778)	(17,286)
Treasury stock, at cost, 5,692,412 and 5,686,711 shares at March 31, 2026 and December 31, 2025, respectively	(36,226)	(36,196)
Total stockholders' equity	545,636	605,760
Total liabilities and stockholders' equity	$1,193,873	$1,168,071

Granite Ridge Resources Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2026	2025
Revenues:
Oil and natural gas sales	$128,264	$122,931
Operating costs and expenses:
Lease operating expenses	29,679	16,240
Production and ad valorem taxes	8,236	8,368
Depletion and accretion expense	54,979	48,445
Impairments of long-lived assets	11,174	—
General and administrative	9,080	7,463
Other, net	267	(120)
Total operating costs and expenses	113,415	80,396
Net operating income	14,849	42,535
Other income (expense):
Loss on derivatives - commodity derivatives	(72,027)	(14,857)
Interest expense, net	(10,319)	(5,015)
Gain (loss) on equity investments	6,675	(9,971)
Other income	158	—
Total other income (expense)	(75,513)	(29,843)
Income (loss) before income taxes	(60,664)	12,692
Income tax expense (benefit)	(13,633)	2,880
Net income (loss)	$(47,031)	$9,812

Net income (loss) per share:
Basic	$(0.36)	$0.07
Diluted	$(0.36)	$0.07
Weighted-average number of shares outstanding:
Basic	130,620	130,336
Diluted	130,620	130,401

Granite Ridge Resources Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Operating activities:
Net income (loss)	$(47,031)	$9,812
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion and accretion expense	54,979	48,445
Impairments of long-lived assets	11,174	—
Unrealized loss on derivatives - commodity derivatives	60,185	14,744
Stock-based compensation expense	1,398	653
Amortization of deferred financing costs and original issue discount	1,324	378
(Gain) loss on equity investments	(6,675)	9,971
Deferred income taxes	(13,647)	2,870
Other	(5)	(161)
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Revenue receivable	(16,643)	(11,053)
Accounts payable and accrued liabilities	4,948	1,213
Prepaid and other current assets	851	(810)
Other liabilities and long-term payables	7,490	29
Net cash provided by operating activities	58,348	76,091
Investing activities:
Capital expenditures for oil and natural gas properties	(60,378)	(66,728)
Acquisition of oil and natural gas properties	(9,496)	(34,692)
Refund of advances to operators	—	1,303
Proceeds from sale of oil and natural gas properties	1,227	120
Net cash used in investing activities	(68,647)	(99,997)
Financing activities:
Proceeds from borrowing on credit facilities	40,000	45,000
Purchase of treasury shares	(30)	(16)
Payment of dividends	(14,461)	(14,389)
Net cash provided by financing activities	25,509	30,595

Net change in cash	15,210	6,689
Cash at beginning of period	14,846	9,419
Cash at end of period	$30,056	$16,108

Supplemental disclosure of non-cash investing activities:
Change in accrued capital expenditures included in accounts payable and accrued liabilities	$(4,546)	$14,118
Advances to operators applied to development of oil and natural gas properties	$40,131	$18,200

Granite Ridge Resources Inc.
Summary Production and Price Data
The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three months ended March 31,
	2026	2025
Net Sales (in thousands):
Oil sales	$103,446	$91,847
Natural gas and related product sales	24,818	31,084
Total revenues	128,264	122,931

Net Production:
Oil (MBbl)	1,479	1,328
Natural gas (MMcf)	9,738	7,826
Total (MBoe)(1)	3,102	2,632
Average Daily Production:
Oil (Bbl)	16,433	14,752
Natural gas (Mcf)	108,200	86,960
Total (Boe)(1)	34,467	29,245

Average Sales Prices:
Oil (per Bbl)	$69.94	$69.18
Effect of loss on settled oil derivatives on average price (per Bbl)	(4.27)	(0.05)
Oil net of settled oil derivatives (per Bbl)(2)	65.67	69.13

Natural gas sales (per Mcf)	$2.55	$3.97
Effect of loss on settled natural gas derivatives on average price (per Mcf)	(0.57)	(0.01)
Natural gas sales net of settled natural gas derivatives (per Mcf)(2)	1.98	3.96

Realized price on a Boe basis excluding settled commodity derivatives	$41.35	$46.71
Effect of loss on settled commodity derivatives on average price (per Boe)	(3.82)	(0.04)
Realized price on a Boe basis including settled commodity derivatives(2)	37.53	46.67

Operating Expenses (in thousands):
Lease operating expenses	$29,679	$16,240
Production and ad valorem taxes	8,236	8,368
Depletion and accretion expense	54,979	48,445
General and administrative	9,080	7,463
Costs and Expenses (per Boe):
Lease operating expenses	$9.57	$6.17
Production and ad valorem taxes	2.66	3.18
Depletion and accretion	17.72	18.41
General and administrative	2.93	2.84

Net Producing Wells at Period-End:	245.55	211.63
(1)Natural gas is converted to Boe using the ratio of one barrel of oil to six Mcf of natural gas.
(2)The presentation of realized prices including settled commodity derivatives is a result of including the net cash receipts from (payments on) commodity derivatives to realized pricing. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

Granite Ridge Resources Inc.
Derivatives Information
The table below provides data associated with the Company’s current derivatives, for the periods indicated:

	2026				2027	2028
	Second Quarter	Third Quarter	Fourth Quarter	Total	Total	Total
Collars (oil)
Volume (Bbl)	1,049,430	909,612	795,038	2,754,080	1,361,645	—
Weighted-average floor price ($/Bbl)	$61.32	$60.53	$59.97	$60.67	$54.71	$—
Weighted-average ceiling price ($/Bbl)	$70.65	$69.93	$68.53	$69.80	$76.81	$—
Swaps (oil)
Volume (Bbl)	95,082	73,484	53,974	222,540	452,936	—
Weighted-average price ($/Bbl)	$60.33	$60.27	$60.24	$60.29	$60.21	$—
Swaps (oil WTI / Brent CMA Diff)
Volume (Bbl)	93,092	122,886	106,127	322,105	—	—
Weighted-average price ($/Bbl)	$(7.50)	$(7.50)	$(7.50)	$(7.50)	$—	$—
Collars (natural gas)
Volume (Mcf)	1,851,019	1,727,756	3,868,320	7,447,095	6,099,088	2,211,640
Weighted-average floor price ($/Mcf)	$3.25	$3.25	$3.66	$3.46	$3.89	$3.60
Weighted-average ceiling price ($/Mcf)	$4.00	$4.00	$4.44	$4.23	$4.97	$4.73
Swaps (natural gas)
Volume (Mcf)	4,546,849	3,961,363	1,222,218	9,730,430	9,323,814	—
Weighted-average price ($/Mcf)	$3.73	$3.73	$3.73	$3.73	$3.60	$—
Swaps (Waha Basis)
Volume (Mcf)	—	—	2,300,200	2,300,200	5,540,686	111,100
Weighted-average price ($/Mcf)	$—	$—	$(1.60)	$(1.60)	$(1.36)	$(1.60)

Granite Ridge Resources Inc.
Supplemental Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and the results of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.
Reconciliation of Net Income (Loss) to Adjusted EBITDAX
Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.
The Company defines Adjusted EBITDAX as net income (loss) before depletion and accretion expense, unrealized loss on derivatives - commodity derivatives, interest expense, net, non-cash stock-based compensation, income tax expense, impairment of long-lived assets, (gain) loss on equity investments and other, net. Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.
The Company’s Adjusted EBITDAX measure provides additional information that may be used to better understand the Company’s operations. Adjusted EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered in isolation or as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements. For example, Adjusted EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.
The following table provides a reconciliation of the GAAP measure of net income (loss) to Adjusted EBITDAX for the periods indicated:

	Three Months Ended March 31,
(in thousands)	2026	2025
Net income (loss)	$(47,031)	$9,812
Interest expense, net	10,319	5,015
Income tax expense (benefit)	(13,633)	2,880
Other, net	267	(120)
Depletion and accretion expense	54,979	48,445
Non-cash stock-based compensation	1,398	653
Impairments of long-lived assets	11,174	—
Unrealized loss on derivatives - commodity derivatives	60,185	14,744
(Gain) loss on equity investments	(6,675)	9,971
Adjusted EBITDAX	$70,983	$91,400
The Company defines Trailing Twelve Months Adjusted EBITDAX as the accumulation of the prior twelve months Adjusted EBITDAX. Adjusted EBITDAX for each of the quarters ended June 30, 2025, September 30, 2025 and December 31, 2025 were previously reported in an earnings release relating to the applicable quarter, and the reconciliation of net income (loss) to Adjusted EBITDAX for each quarter is included in the applicable earnings release.

The following table provides a reconciliation of the GAAP measure of net income (loss) to Trailing Twelve Months Adjusted EBITDAX for the period indicated:

Trailing Twelve Months Ended March 31,
(in thousands)	2026
Net income (loss)	$(32,490)
Interest expense, net	30,804
Income tax benefit	(8,752)
Other, net	452
Depletion and accretion expense	222,235
Non-cash stock-based compensation	4,501
Impairments of long-lived assets	55,828
Unrealized loss on derivatives - commodity derivatives	22,779
Gain on equity investments	(813)
Trailing Twelve Months Adjusted EBITDAX	$294,544

Reconciliation of Debt to Net Debt

The Company provides Net Debt, which is a non-GAAP financial measure. The Company defines Net Debt as current portion of long-term debt, plus long-term debt, net, less cash as of the balance sheet date. The Company’s Net Debt to Trailing Twelve Months Adjusted EBITDAX provides investors with insight into the Company’s leverage as of the measurement date.
The following table provides a reconciliation from the GAAP measure of Debt to Net Debt and Net Debt to Trailing Twelve Months Adjusted EBITDAX ratio:

March 31,
(in thousands except for ratio)	2026
Current portion of long-term debt	$26,250
Long-term debt, net	400,022
Cash	(30,056)
Net Debt	$396,216

Net Debt to Trailing Twelve Months Adjusted EBITDAX Ratio	1.3
Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Earnings Per Share
The Company provides Adjusted Net Income and Adjusted Earnings Per Share, which are non-GAAP financial measures. Adjusted Net Income and Adjusted Earnings Per Share represent earnings and diluted earnings per share determined under GAAP without regard to certain non-cash and nonrecurring items. The Company defines Adjusted Net Income as net income (loss) as determined under GAAP excluding impairments of long-lived assets, unrealized loss on derivatives - commodity derivatives, (gain) loss on equity investments, and tax impact on above adjustments.

The Company defines Adjusted Earnings Per Share as Adjusted Net Income divided by weighted average number of diluted shares of common stock outstanding.

The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a recurring, comparable basis from period to period. Adjusted Net Income and Adjusted Earnings Per Share should not be considered in isolation or as a substitute for earnings or diluted earnings per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.

The following table provides a reconciliation from the GAAP measure of net income (loss) to Adjusted Net Income, both in total and on a per diluted share basis, for the periods indicated:

	Three Months Ended March 31,
(in thousands, except per share data)	2026	2025
Net income (loss)	$(47,031)	$9,812
Impairments of long-lived assets	11,174	—
Unrealized loss on derivatives - commodity derivatives	60,185	14,744
(Gain) loss on equity investments	(6,675)	9,971
Tax impact on above adjustments (a)	(14,509)	(5,586)
Adjusted Net Income	$3,144	$28,941

Earnings (loss) per diluted share - as reported	$(0.36)	$0.07
Impairments of long-lived assets	0.09	—
Unrealized loss on derivatives - commodity derivatives	0.45	0.11
(Gain) loss on equity investments	(0.05)	0.08
Tax impact on above adjustments (a)	(0.11)	(0.04)
Adjusted Earnings Per Diluted Share	$0.02	$0.22
Adjusted earnings per share:
Basic earnings	$0.02	$0.22
Diluted earnings	$0.02	$0.22
(a) Estimated using statutory tax rate in effect for the period.
Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow Before Working Capital Changes
The Company provides Operating Cash Flow (“OCF”) Before Working Capital Changes, which is a non-GAAP financial measure. The Company defines OCF Before Working Capital Changes as net cash provided by operating activities as determined under GAAP excluding changes in operating assets and liabilities such as: changes in cash due to changes in operating assets and liabilities, revenue receivable, accounts payable and accrued liabilities, prepaid and other current assets, and other liabilities and long-term payables. The Company believes OCF Before Working Capital Changes is an accepted measure of an oil and natural gas company’s ability to generate cash used to fund development and acquisition activities and service debt or pay dividends.
This non-GAAP measure should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance.
The following table provides a reconciliation from the GAAP measure of net cash provided by operating activities to OCF Before Working Capital Changes:

Three Months Ended March 31,
(in thousands)	2026
Net cash provided by operating activities	$58,348
Changes in cash due to changes in operating assets and liabilities:
Revenue receivable	16,643
Accounts payable and accrued liabilities	(4,948)
Prepaid and other current assets	(851)
Other liabilities and long-term payables	(7,490)
Total working capital changes	3,354
Operating Cash Flow Before Working Capital Changes	$61,702